UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 25, 2023
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              Regal Rexnord Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

          200 State Street, Beloit, Wisconsin 53511-6254
(Address of Principal Executive Offices, Including Zip Code)

Registrant's Telephone Number: (608) 364-8800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	RRX	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2023, at the Regal Rexnord Corporation (the “Company”) 2023 annual meeting of shareholders (the “Annual Meeting”), the Company’s shareholders approved the Regal Rexnord Corporation 2023 Omnibus Incentive Plan (the “2023 Plan”), which had previously been approved by the Company’s Board of Directors, subject to shareholder approval. Additional information regarding the results of the Annual Meeting is set forth below under Item 5.07 of this Current Report on Form 8-K.

The Company previously maintained the Regal Rexnord Corporation 2018 Equity Incentive Plan (the “2018 Plan”) and the Regal Beloit Corporation 2016 Incentive Compensation Plan (together with the 2018 Plan, the “Prior Plans”). Effective upon shareholder approval at the Annual Meeting, the 2023 Plan superseded and replaced the Prior Plans and the Prior Plans were terminated. No new awards will be granted under the Prior Plans. Awards currently outstanding under the Prior Plans will remain outstanding under the Prior Plans in accordance with their terms.

The 2023 Plan is described in detail in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on March 16, 2023,

under the caption “Proposal 5 - Approval of Our 2023 Omnibus Incentive Plan”, which description is incorporated herein by reference. A copy of the 2023 Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the 2023 Plan set forth above does not purport to be complete and is qualified in its entirety by reference to such materials.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

As noted above, on April 25, 2023, the Company held its Annual Meeting for the purposes of (i) electing ten directors for terms expiring at the 2024 annual meeting of shareholders, (ii) holding a shareholder advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s 2023 proxy statement, (iii) holding a shareholder advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers, (iv) ratifying the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023, and (v) approving the 2023 Plan.

As of the March 3, 2023 record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, 66,256,306 shares of the Company’s common stock were outstanding and eligible to vote. A total of 63,552,643 shares were voted in person or by proxy at the Annual Meeting.

The following are the final votes on the matters presented for approval at the Annual Meeting:

Vote on the election of ten directors for terms expiring at the 2024 Annual Meeting:

Name	For	Against	Abstain	Broker Non-Votes
Jan A. Bertsch	61,948,824	467,765	28,590	1,107,464
Stephen M. Burt	60,792,522	1,622,909	29,748	1,107,464
Anesa T. Chaibi	61,852,101	564,553	28,525	1,107,464
Theodore D. Crandall	62,190,351	225,063	29,765	1,107,464
Michael P. Doss	62,076,383	338,622	30,174	1,107,464
Michael F. Hilton	61,955,376	459,644	30,159	1,107,464
Louis V. Pinkham	61,879,702	528,665	36,812	1,107,464
Rakesh Sachdev	56,846,892	5,568,940	29,347	1,107,464
Curtis W. Stoelting	60,661,851	1,753,298	30,030	1,107,464
Robin A. Walker-Lee	61,671,255	742,698	31,226	1,107,464

Advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s 2023 proxy statement:

For	Against	Abstain	Broker Non-Votes
60,004,586	2,390,984	49,609	1,107,464

Advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstain
60,493,317	17,176	1,914,313	20,373

In light of the voting results with respect to this proposal, the Company has decided that it will hold an advisory vote on the compensation of its named executive officers every year until the next required advisory vote on the frequency of future advisory votes on executive compensation.

Vote on the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023:

For	Against	Abstain
62,616,533	907,604	28,506

Approval of the Company’s 2023 Omnibus Incentive Plan:

For	Against	Abstain	Broker Non-Votes
60,784,576	1,627,278	33,325	1,107,464

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Exhibit Description
10.1	Regal Rexnord Corporation 2023 Omnibus Incentive Plan, effective April 25, 2023.
104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL REXNORD CORPORATION

Date: April 27, 2023          By: /s/ Thomas E. Valentyn
Thomas E. Valentyn
Vice President, General Counsel and Secretary